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                                                                     Exhibit 2.4

         THIS THIRD AMENDMENT (the "Third Amendment") is made and entered into as of June 2, 1997 by and among Vendell Healthcare, Inc., a Delaware corporation ("Vendell"), certain subsidiaries of Vendell (the "Vendell Subsidiaries") and Children's Comprehensive Services, Inc., a Tennessee corporation ("CCS"). Except as amended hereby, capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Asset Purchase Agreement dated as of February 27, 1997, as amended by an Amendment, dated as of March 24, 1997, and as further amended by that certain Second Amendment, dated as of June 2, 1997 (as so amended, the "Asset Purchase Agreement") among CCS, Vendell and the Vendell Subsidiaries.

                                    RECITALS

         WHEREAS, the parties hereto desire to further amend that certain Asset Purchase Agreement to eliminate Behavioral Health Services of Michigan from the transaction.

         NOW, THEREFORE, the parties hereto agree that the entity Behavioral Health Services of Michigan shall be removed as a "Seller" and as a "Vendell Subsidiary," as those terms are defined in the Asset Purchase Agreement. For all purposes, the entity Behavioral Health Services of Michigan shall be treated as if it were not a signatory to the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized officers as of June 2, 1997.


                              CHILDREN'S COMPREHENSIVE SERVICES, INC.


                              By:     William J Ballard
                                      ------------------------------------------
                                      William J Ballard, Chief Executive Officer



                              VENDELL HEALTHCARE, INC.
                              RIVENDELL OF ARKANSAS, INC.
                              RIVENDELL OF KENTUCKY, INC.
                              RIVENDELL OF MICHIGAN, INC.
                              RIVENDELL OF MONTANA, INC.
                              RIVENDELL OF BAY COUNTY, INC.
                              RIVENDELL OF UTAH, INC.
                              RIVENDELL HOUSTON PSYCHIATRIC CENTER, INC.
                              RIVENDELL WICHITA FALLS PSYCHIATRIC CENTER, INC. VENDELL MANAGEMENT COMPANY
                              ALTACARE OF ALABAMA, INC.
                              ALTACARE OF ARKANSAS, INC.
                              ALTACARE OF DELAWARE, INC.


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                              ALTACARE OF FLORIDA, INC.
                              ALTACARE OF KENTUCKY, INC.
                              ALTACARE OF MICHIGAN, INC.
                              BEHAVIORAL CARE MANAGEMENT, INC.
                              EMERALD COAST ADVANTAGE, INC.
                              BEHAVIORAL HEALTH SERVICES OF MICHIGAN
                              VENDELL OF FLORIDA, INC.


                              By:     H. Neil Campbell
                                      -----------------------------------------
                                      H. Neil Campbell, Chief Executive Officer




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